                                                                    Exhibit 99.4



                THE SEAGRAM COMPANY LTD. AND SUBSIDIARY COMPANIES
             CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS

          (United States dollars in millions, except per share amounts)



                                                                    QUARTER                   NINE MONTHS
                                                                 ENDED MARCH 31,             ENDED MARCH 31,
                                                               1998          1997          1998          1997
                                                            ---------     ---------     ---------     ---------
Revenues                                                    $   2,036     $   2,357     $   7,546     $   8,098
Cost of revenues                                                1,187         1,416         4,393         4,793
Selling, general and administrative expenses                      817           843         2,655         2,615
                                                            ---------     ---------     ---------     ---------

OPERATING INCOME                                                   32            98           498           690
Interest, net and other                                          (730)           51          (610)          102
                                                            ---------     ---------     ---------     ---------
                                                                  762            47         1,108           588

Provision for income taxes                                        282            23           489           266
Minority interest                                                  33             4            48            12
                                                            ---------     ---------     ---------     ---------

Income from continuing operations                                 447            20           571           310
Income from discontinued Tropicana operations                      14             7            51            44
                                                            ---------     ---------     ---------     ---------

NET INCOME                                                  $     461     $      27     $     622     $     354

Retained earnings at beginning of period                        7,597         8,450         8,259         8,389
Dividends paid                                                    (57)          (61)         (173)         (178)
Shares purchased and retired                                       --           (50)         (707)         (199)
                                                            ---------     ---------     ---------     ---------

Retained earnings at end of period                          $   8,001     $   8,366     $   8,001     $   8,366
                                                            =========     =========     =========     =========

Earnings per share - Basic
Income from continuing operations                           $    1.30     $     .05     $    1.63     $     .84
Discontinued Tropicana operations                                 .04           .02           .14           .12
                                                            ---------     ---------     ---------     ---------
                                                            $    1.34     $    0.07     $    1.77     $    0.96
                                                            =========     =========     =========     =========
Earnings per share - Diluted
Income from continuing operations                           $    1.28     $     .05     $    1.62     $     .83
Discontinued Tropicana operations                                 .04           .02           .14           .12
                                                            ---------     ---------     ---------     ---------
                                                            $    1.32     $    0.07     $    1.76     $    0.95
                                                            =========     =========     =========     =========

Dividends paid per share                                    $   0.165     $   0.165     $   0.495     $    0.48
                                                            =========     =========     =========     =========

Weighted average shares outstanding (thousands)               345,372       370,659       350,967       370,520
Dilutive potential common shares (thousands)                    3,502         5,102         3,232         4,540
                                                            ---------     ---------     ---------     ---------
Adjusted weighted average shares outstanding (thousands)      348,874       375,761       354,199       375,060
                                                            =========     =========     =========     =========

      The accompanying notes are an integral part of these financial statements.

                THE SEAGRAM COMPANY LTD. AND SUBSIDIARY COMPANIES
                           CONSOLIDATED BALANCE SHEET
                       (United States dollars in millions)

                                                                                 MARCH 31,    JUNE 30,
                                                                                   1998         1997
                                                                                 --------     --------
ASSETS
Current Assets
  Cash and short-term investments at cost                                        $  1,432     $    490
  Receivables, net                                                                  1,922        1,781
  Inventories                                                                       2,552        2,584
  Film costs, net of amortization                                                     154          387
  Deferred income taxes                                                               531          512
  Prepaid expenses and other current assets                                           410          377
                                                                                 --------     --------
    TOTAL CURRENT ASSETS                                                            7,001        6,131
                                                                                 --------     --------

Common stock of DuPont                                                              1,118        1,034
Common stock of Time Warner                                                           847        1,291
Common stock of USAi                                                                  322           --
Investment in USA Networks, held for sale                                              --          794
Film costs, net of amortization                                                     1,042          991
Artists' contracts, advances and other entertainment assets                           688          645
Deferred charges and other assets                                                     625          610
Property, plant and equipment, net                                                  2,615        2,559
Investments in unconsolidated companies                                             3,292        1,303
Excess of cost over fair value of assets acquired                                   3,112        3,355
Net assets of discontinued Tropicana operations                                     1,672        1,734
                                                                                 --------     --------
                                                                                 $ 22,334     $ 20,447
                                                                                 ========     ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Short-term borrowings and indebtedness payable within one year                 $  1,889     $    239
  Accrued royalties and participations                                                698          726
  Payables and accrued liabilities                                                  1,848        1,818
  Income and other taxes                                                              657          304
                                                                                 --------     --------
    TOTAL CURRENT LIABILITIES                                                       5,092        3,087
                                                                                 --------     --------

Long-term indebtedness                                                              2,152        2,478
Accrued royalties and participations                                                  454          339
Deferred income taxes                                                               2,503        2,426
Other credits                                                                       1,009          844
Minority interest                                                                   1,902        1,851
Shareholders' Equity
  Shares without par value (346,081,355 and 365,280,735 shares, respectively)         814          809
  Cumulative currency translation adjustments                                        (515)        (427)
  Cumulative gain on equity securities, net of tax                                    922          781
  Retained earnings                                                                 8,001        8,259
                                                                                 --------     --------
    TOTAL SHAREHOLDERS' EQUITY                                                      9,222        9,422
                                                                                 --------     --------
                                                                                 $ 22,334     $ 20,447
                                                                                 ========     ========

   The accompanying notes are an integral part of these financial statements.

                THE SEAGRAM COMPANY LTD. AND SUBSIDIARY COMPANIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                       (United States dollars in millions)

                                                                                           NINE MONTHS
                                                                                          ENDED MARCH 31,
                                                                                          1998      1997
                                                                                         -------     -----
OPERATING ACTIVITIES
Income from continuing operations                                                        $   571     $ 310
                                                                                         -------     -----
Adjustments to reconcile Income from continuing operations to net cash provided:
  Depreciation and amortization of assets                                                    215       215
  Amortization of excess of cost over fair value of assets acquired                          164       123
  Gain on sale of Time Warner shares, pre-tax                                               (433)       --
  Gain on sale of USA Networks and Universal television assets to USAi, pre-tax             (360)       --
  Gain on sale of DuPont warrants, pre-tax                                                    --       (60)
  Gain on sale of Putnam, pre-tax                                                             --       (64)
  Minority interest charged to income                                                         48        12
  Sundry                                                                                     (69)       61
  Changes in assets and liabilities
    Receivables                                                                             (149)     (249)
    Inventories                                                                              (31)       22
    Film costs, net of amortization                                                            9      (175)
    Prepaid expenses and other current assets                                                (69)       11
    Artists' contracts, advances and other entertainment assets                             (106)       63
    Payables and accrued liabilities                                                        (327)      121
    Income and other taxes                                                                   406       149
    Deferred income taxes                                                                    (21)        4
    Other credits                                                                            170        10
                                                                                         -------     -----
                                                                                            (553)      243
                                                                                         -------     -----

Net cash provided by operating activities                                                     18       553
                                                                                         -------     -----

INVESTING ACTIVITIES
Acquisition of 50% interest in USA Networks                                               (1,700)       --
Proceeds from sale of USA Networks and Universal television assets to USAi                 1,332        --
Proceeds from sale of Time Warner shares                                                     958        --
Capital expenditures                                                                        (257)     (251)
Proceeds from sale of DuPont warrants                                                         --       500
Proceeds from sale of Putnam                                                                  --       330
Acquisition of Multimedia Entertainment assets                                                --       (55)
Sundry                                                                                         6      (158)
                                                                                         -------     -----
Net cash provided by investing activities                                                    339       366
                                                                                         -------     -----

FINANCING ACTIVITIES
Dividends paid                                                                              (173)     (178)
Issuance of shares upon exercise of stock options and conversion of LYONs                     51        75
Shares purchased and retired                                                                (753)     (210)
Increase in long-term indebtedness                                                             5         7
Decrease in long-term indebtedness                                                           (12)      (32)
Increase (decrease) in short-term borrowings and indebtedness payable within one year      1,353      (489)
                                                                                         -------     -----
Net cash provided by (used for) financing activities                                         471      (827)
                                                                                         -------     -----

Net cash provided by continuing operations                                               $   828     $  92
Net cash provided by discontinued Tropicana operations                                       114        49
                                                                                         -------     -----

NET INCREASE IN CASH AND SHORT TERM INVESTMENTS                                          $   942     $ 141
                                                                                         =======     =====


The accompanying notes are an integral part of these financial statements.

                THE SEAGRAM COMPANY LTD. AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.  Basis of Presentation

The accompanying unaudited interim financial statements have been prepared in accordance with the requirements of Form 10-Q and, therefore, do not include all information and notes necessary for a presentation of results of operations, financial position and cash flows in conformity with generally accepted accounting principles. These statements should be read in conjunction with the consolidated financial statements and related notes for the fiscal year ended June 30, 1997 which are also included in this filing. In the opinion of the Company, the unaudited interim financial statements include all adjustments, comprising only normal recurring adjustments, necessary for a fair presentation of operating results. Results of operations for the nine months are not necessarily indicative of those expected for the fiscal year.

Certain prior period amounts have been reclassified to conform with the current year's presentation.

2. Purchase of USA Networks and combination with USA Networks, Inc. ("USAi"), formerly HSN, Inc.

On September 22, 1997, the Company and Viacom Inc. ("Viacom") announced their agreement to resolve all litigation regarding jointly-owned USA Networks. Under the terms of the agreement, Universal Studios, Inc. ("Universal"), on October 21, 1997, acquired Viacom's 50% interest in USA Networks, including the Sci-Fi Channel, for $1.7 billion in cash. The acquisition was accounted for under the purchase method of accounting. The cost of the acquisition was allocated on the basis of the estimated fair market value of the assets acquired and liabilities assumed. This valuation resulted in $1.6 billion of unallocated excess of cost over fair value of assets acquired which was being amortized over 40 years.

The minority shareholder in Universal, Matsushita Electric Industrial Co., Ltd. ("Matsushita") declined to contribute the additional capital required to fund their proportionate share of this acquisition. As a result, the Company's ownership of Universal has increased from 80 percent to approximately 84 percent.

On February 12, 1998, Universal sold its acquired 50% interest in USA Networks to USAi and contributed its original 50% interest in USA Networks and the majority of its television assets, including substantially all of its domestic operations and 50% of the international operations of USA Networks, to USANi LLC (the "LLC") in a transaction ("the transaction") in which Universal received $1,332 million in cash, 13.5 million shares of USAi (after giving effect to the 2 for 1 split of USAi stock on March 26, 1998) consisting of 7.1 million shares of USAi common stock and 6.4 million shares of USAi Class B common stock which in aggregate represents a 10.7% interest in USAi, and a 45.8% interest (118,633,172 shares at March 31, 1998) in the LLC (a subsidiary of USAi) which is exchangeable for USAi common stock and Class B common stock. Universal recognized a gain of $360 million ($222 million after tax) on the transaction, included in Interest, net and other on the consolidated statement of income and retained earnings. The transaction resulted in $82 million of unallocated excess cost over fair value of assets acquired which is being amortized over 40 years.

The investment in the 7.1 million shares of USAi common stock held by Universal at March 31, 1998 is accounted for at market value ($194 million at March 31, 1998) and has an underlying historical cost of $142 million. The investment in the 6.4 million shares of Class B common stock of USAi is carried at its historical cost of $128 million.

The investment in the LLC is included in Investments in unconsolidated companies on the consolidated balance sheet and is accounted for under the equity method.

The unaudited condensed pro forma results of operations data presented below assume that both the purchase of the acquired 50% interest in USA Networks and the transaction occurred at the beginning of each period presented. These pro forma results of operations were prepared based upon the historical consolidated statements of operations of the Company and the pro forma results of operations of USAi for the nine months ended March 31, 1998 and 1997, adjusted to reflect purchase accounting. The unaudited pro forma information is not necessarily indicative of the results of operations of the Company that would have occurred if the transactions had been in effect since the assumed dates, nor is it necessarily indicative of future operating results of the Company.

Pro Forma Income Statement Data
(millions, except per share amounts)

                                                        NINE MONTHS
                                                      ENDED MARCH 31,
                                                    1998         1997
                                                 ---------    ---------

Revenues                                         $   7,183    $   7,866
                                                 ---------    ---------
Income from continuing operations                      587          288
Income from discontinued Tropicana operations           51           44
                                                 ---------    ---------
Net income                                       $     638    $     332
                                                 =========    =========
EARNINGS PER SHARE - BASIC
Income from continuing operations                $    1.68    $    0.78
Income from discontinued Tropicana operations         0.14         0.12
                                                 ---------    ---------
                                                 $    1.82    $    0.90
                                                 =========    =========
EARNINGS PER SHARE - DILUTED
Income from continuing operations                $    1.66    $    0.77
Income from discontinued Tropicana operations         0.14         0.12
                                                 ---------    ---------
                                                 $    1.80    $    0.89
                                                 =========    =========


3.  Sale of the Warrants of E.I. du Pont de Nemours ("DuPont")

On July 24, 1996, DuPont repurchased the 156 million equity warrants owned by the Company for $500 million in cash. The Company had received the warrants in April, 1995 when DuPont redeemed 156 million shares of its common stock owned by the Company. The warrants were valued at $440 million at the date of the 1995 transaction. The results for the nine months ended March 31, 1997 include a $60 million pre-tax gain ($39 million after-tax) from the sale of the warrants. The pre-tax gain is included in Interest, net and other on the consolidated statement of income and retained earnings.

4.  Investment in DuPont

At March 31, 1998, the Company owned 16.4 million shares of the outstanding common stock of DuPont. The Company accounts for the investment at market value. The underlying historical book value of the DuPont shares is $187 million.

5.  Investment in Time Warner Inc. ("Time Warner")

On February 5, 1998, the Company sold 15 million of its 26.8 million shares of Time Warner common stock for pre-tax proceeds of $958 million. The gain on the sale of the shares, included in Interest, net and other on the consolidated statement of income and retained earnings, was $433 million ($281 million after tax) in accordance with the average cost method.

At March 31, 1998, the Company's remaining 11.8 million Time Warner shares, which are accounted for at market value, had a total cost of $411 million. On May 27, 1998, the Company sold the remaining 11.8 million shares for pretax proceeds of $905 million, the gain on the sale of the shares to be included in the fourth quarter of the fiscal year ended June 30, 1998, was $493 million ($320 million after tax) in accordance with the average cost method.

6.   Supplementary Financial Statement Information

                                         MARCH 31,    JUNE 30,
                                           1998        1997
                                          -------     -------
                                              (millions)
INVENTORIES
Beverages                                 $ 2,232     $ 2,359
Materials, supplies and other                 320         225
                                          -------     -------

                                          $ 2,552     $ 2,584
                                          =======     =======

PROPERTY, PLANT AND EQUIPMENT, NET
Property, plant and equipment, at cost    $ 3,750     $ 3,582
Accumulated depreciation                   (1,135)     (1,023)
                                          -------     -------
                                          $ 2,615     $ 2,559
                                          =======     =======



                                                                   QUARTER              NINE MONTHS
                                                                ENDED MARCH 31,        ENDED MARCH 31,
                                                               1998        1997        1998       1997
                                                               -----       -----       -----       ----
                                                                                (millions)
EXCISE TAXES (included in revenues and cost of revenues)       $ 144       $ 150       $ 562       $605
                                                               -----       -----       -----       ----


7.  Long-Term Debt and Debt Guarantees

Joseph E. Seagram & Sons, Inc. ("JES"), the Company's U.S. spirits and wine subsidiary, has outstanding debt securities guaranteed by the Company. JES issued Liquid Yield Option Notes (LYONs), which are zero coupon notes with no interest payments due until maturity on March 5, 2006. Each $1,000 face amount LYON may be converted, at the option of the holder, into 18.44 of the Company's common shares (314,238 shares at March 31, 1998) The Company has guaranteed the LYONs on a subordinated basis.

In addition, the Company has unconditionally guaranteed JES's 8 3/8% Debentures due February 15, 2007, 7% Debentures due April 15, 2008, 8 7/8% Debentures due September 15, 2011, 9.65% Debentures due August 15, 2018, and 9% Debentures due August 15, 2021.

Summarized financial information for JES and its subsidiaries follows:

                                             QUARTER                    NINE MONTHS
                                          ENDED MARCH 31,              ENDED MARCH 31,
                                         1998         1997           1998          1997
                                         -----        -----        -------        ------
                                                          (millions)

    Revenues                             $ 362        $ 519        $ 1,708        $1,720
    Cost of revenues                     $ 188        $ 292        $ 1,077        $1,057
    Income(loss) from continuing
      operations                         $ (14)       $ (13)       $    39        $   70
    Income(loss) from discontinued
      Tropicana operations               $  (2)       $  29        $   (18)       $   30
    Net income                           $ (16)       $  16        $    21        $  100

Consolidated Balance Sheet information for JES follows:

                                 MARCH 31,     JUNE 30,
                                   1998          1997
                                 -------       -------
                                       (millions)
    Current assets               $ 2,381       $   821
    Noncurrent assets             11,896        12,662
                                 -------       -------
                                 $14,277       $13,483
                                 =======       =======
    Current liabilities          $ 1,161       $   542
    Noncurrent liabilities         3,872         3,798
    Shareholder's equity           9,244         9,143
                                 -------       -------
                                 $14,277       $13,483
                                 =======       =======


8.  Earnings Per Share and Common Shares

At March 31, 1998, there were 39,106,659 common shares potentially issuable upon the conversion of the LYONs described in Note 7 and the exercise of outstanding employee stock options. The dilutive effect on the Company's earnings per share from the assumed issuance of these shares is reflected in Diluted earnings per share on the income statement.

In the nine months ended March, 1998, the Company canceled 20,948,200 common shares which were purchased on the open market and issued 1,748,820 shares upon the exercise of employee stock options and the conversion of LYONs.

The Company adopted FAS 128, Earnings per Share, effective with the quarter and six months ended December 31, 1997. The prior year earnings per share amounts have been restated in accordance with FAS 128.


9.  Discontinued Tropicana Operations

Discontinued operations are composed of the business of Tropicana Products, Inc. and Seagram's global fruit juice business ("Tropicana"). Tropicana produces, markets and distributes Tropicana, Dole* and other branded fruit juices and juice beverages. On July 20, 1998, the Company announced that it had agreed to sell Tropicana to PepsiCo, Inc. for $3.3 billion in cash. Proceeds from the sale will be used to partially fund the acquisition of PolyGram N.V., currently scheduled to close during the second quarter of the Company's fiscal year ending June 30, 1999.

Commencing in June 1998, Seagram, together with its subsidiaries and affiliates, began transferring to Tropicana all shares of subsidiaries and other assets and liabilities of Seagram's juice business that had not previously been owned by Tropicana (the "Reorganization"). The Company believes that the Reorganization will be substantially completed by the closing of the sale of Tropicana to Pepsico, Inc., which is subject to Hart Scott Rodino and other customary regulatory approvals, and is scheduled to occur by the end of August 1998. Certain assets relating to the business of Tropicana which, in the aggregate, are not material to Tropicana's business may continue to be held by Seagram or its affiliates at the closing date, pending receipt of consents or approvals or satisfaction of other applicable requirements necessary for the transfer of such assets.


* The Dole brand name is licensed from Dole Food Company, Inc.

Income from discontinued Tropicana operations:

                                                              QUARTER ENDED
                                               SEPTEMBER 30,    DECEMBER 31,     MARCH 31,
                                                   1997             1997            1998
------------------------------------------------------------------------------------------
Revenues                                           $494             $476            $498
Cost of revenues                                    355              314             342
Selling, general and administrative expenses         96              112             123
                                                   ----             ----            ----
Operating income                                     43               50              33
Interest, net and other                               9                9               8
Provision for income taxes                           17               21              11
                                                   ----             ----            ----
Net income                                         $ 17             $ 20            $ 14
                                                   ====             ====            ====
Earnings per share - Basic                         $.05             $.06            $.04
                                                   ====             ====            ====
Earnings per share - Diluted                       $.05             $.06            $.04
                                                   ====             ====            ====


10.   Acquisition of PolyGram

On June 22, 1998, the Company announced that it has signed definitive agreements with Koninklijke Philips Electronics N.V. ("Philips") and Polygram N.V. ("PolyGram") to acquire PolyGram in a transaction valued at $10.4 billion. The Company will acquire Philips' 75 percent interest in PolyGram through a tender offer for all issued shares, including publicly-held shares, for NLG115, or approximately U.S.$57 per share in cash or, at the shareholders' election, for a mixture of cash and the Company's common shares, based on an exchange ratio of 1.3772 Seagram shares for each PolyGram share. The agreements relating to this proposed transaction call for the Company to issue a maximum of approximately 47.9 million common shares (12 percent of the outstanding shares after the transaction), or $2 billion in value. Philips will tender all its PolyGram shares into the Company's tender offer, acquire as many of the Company's shares as may be available to it in the tender offer (taking into account the election by the public shareholders), and hold its shares of the Company for no less than two years.

The PolyGram transaction which is subject to the receipt of certain regulatory approvals, is expected to close during the second quarter of the Company's fiscal year ending June 30, 1999.